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                                                                    Exhibit 3.25
                                                                    ------------


                            CERTIFICATE OF FORMATION

                                       OF

                                TOKHEIM RPS, LLC



          1.   The name of the limited liability company is Tokheim RPS, LLC.

          2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Tokheim RPS, LLC on this 21st day of September, 1998.


                              TOKHEIM RPS, LLC



                              By: /s/ Mary E. Keogh
                                  -----------------------------------
                              Name:  Mary E. Keogh
                              Title: Authorized Person